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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
AMDL, Inc.

We consent to the incorporation by reference in this Prospectus, which is a part of the Registration Statement of AMDL, Inc. (the "Company") on Form S-3 of our report dated March 2, 2001, on our audit of the financial statements of the Company as of December 31, 2000, and for each of the years in the two-year period then ended, which report is included in the Company's Annual Report on Form 10K-SB. We also consent to the use of our name as it appears under the caption "Experts."

                                                         CORBIN & WERTZ

Irvine, California
January 9, 2002